UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2018

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 18, 2018, Tenneco Inc. announced that Kenneth R. Trammell is retiring as Chief Financial Officer effective July 1, 2018. Mr. Trammell will continue to be employed as Executive Vice President to aid in transition and in preparation for the acquisition of Federal-Mogul LLC. On May 16, 2018, the company appointed Jason M. Hollar as Executive Vice President and Chief Financial Officer, effective July 1, 2018. Mr. Hollar, 45, has been the company’s Senior Vice President, Finance since June 2017. Prior to joining Tenneco Inc., Mr. Hollar was employed by Sears Holdings Corporation, where he was Chief Financial Officer from October 2016 to April 2017 and Senior Vice President, Finance from October 2014 to September 2016. Prior to Sears, Mr. Hollar worked with Delphi Automotive PLC, where he served from December 2013 to September 2014 as Vice President and Corporate Controller and from April 2011 to November 2013 as CFO, Powertrain Systems and Delphi, Europe, Middle East and Africa.

In connection with his appointment as Chief Financial Officer, Mr. Hollar’s base salary was increased to $610,000 effective June 1, 2018. Also effective on June 1, 2018, the target for Mr. Hollar’s annual incentive compensation will increase to $488,000. In addition, on June 1, 2018 Mr. Hollar will receive an award of restricted stock units with a value of $260,000 that vest in equal installments over the three years from the date of grant and an award of performance share units with a value of $390,000 in respect of the 2018-2020 performance period.

On May 16, 2018, Tenneco Inc. appointed Audrey A. Smith to become the company’s principal accounting officer effective May 16, 2018. Ms. Smith, 43, will have global responsibility for the company’s corporate accounting and financial reporting. Ms. Smith joined the company on April 16, 2018 as Vice President and Controller from US Foods Inc., where she was Senior Director of enterprise consolidation and reporting from March 2016 to April 2018. Prior to US Foods, Ms. Smith spent nearly a decade at Navistar Inc., where she held the positions of Controller, truck segment and Assistant Corporate Controller. She has also held Controller and finance roles with Follett Corporation and spent more than seven years at the public accounting firm of Deloitte & Touche.

Upon Ms. Smith’s appointment as principal accounting officer, Paul D. Novas ceased to be the company’s interim principal accounting officer, but he will continue as our Vice President, Finance.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

Exhibit No.	Description

99.1	Press release dated May 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: May 21, 2018	By:	/s/ Brandon B. Smith
Brandon B. Smith
Senior Vice President, General Counsel and Corporate Secretary